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                        CONFIDENTIAL VOTING INSTRUCTIONS

                          GEORGIA-PACIFIC CORPORATION
                   SPECIAL MEETING TO BE HELD ON       , 1997

The undersigned hereby directs Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Corporation Hourly 401(k) Savings Plan (the "Plans"), to vote in person or by proxy all shares of Common Stock of Georgia-Pacific Corporation allocated to any accounts of the undersigned under the Plans in the manner indicated on the reverse hereof with respect to Proposals 1, 2, 3, 4 and 5, as described in the Georgia-Pacific Corporation Notice of Special Meeting of Shareholders and Proxy Statement, in connection with the Georgia-Pacific Corporation Special Meeting of Shareholders to be held on December 16, 1997.

P R O X Y
                                  SEE REVERSE
                                      SIDE
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                                                                            6358
[X] Please mark your votes as in this example.

      WHEN THIS CARD IS PROPERLY EXECUTED, YOUR INTEREST WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BY MARKING THE APPROPRIATE
 BOXES BELOW, THE TRUSTEE WILL VOTE YOUR INTERESTS FOR PROPOSALS 1, 2, 3, 4
                                    AND 5.

                                                        FOR    AGAINST   ABSTAIN
1. Approve Letter Stock Proposal                        [ ]      [ ]       [ ]
2. Approve the Company's Restated 1995 Shareholder
   Value Incentive Plan                                 [ ]      [ ]       [ ]
3. Approve Georgia-Pacific Corporation/Georgia-Pacific
   Group 1997 Long-Term Incentive Plan                  [ ]      [ ]       [ ]
4. Approve Georgia-Pacific Corporation/Timber Group
   1997 Long-Term Incentive Plan                        [ ]      [ ]       [ ]
5. Approve Amendments to Certain Provisions of the
   Georgia-Pacific Corporation Articles of
   Incorporation                                        [ ]      [ ]       [ ]

SIGNATURE(S) ___________________________________DATE __________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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